EX-99.j

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 40 to File No. 002-99266; Amendment No.40 to File No. 811-04364) of Voyageur Intermediate Tax Free Funds of our report dated October 20, 2008, included in the 2008 Annual Report to shareholders.

/s/Ernst & Young LLP
Philadelphia, Pennsylvania
December 23, 2008